News Release:

Patriot Appoints Mr. Greg Johnston as Chief Executive Officer

Vancouver, B.C., April 23, 2014 - Patriot Minefinders Inc. (“Patriot”, or the “Company”) (OTCBB: PROF)

Patriot Minefinders Inc. (“Patriot”) is pleased to announce it has appointed Mr. Greg Johnston as Chief Executive Officer and also to the company’s Board of Directors.

Mr. Johnston is an experienced technology professional with a track record of leadership success within both large multi-national corporations and small start up technology ventures. He has a proven ability to lead and manage, while providing innovative and progressive solutions to drive Return on Investment (ROI) while prudently managing costs.

Mr. Johnston’s previous management experience includes acting as the Director of eCommerce Marketing for Global Hyatt Corporation, based in Chicago, Illinois where he was responsible for the management of all internet based marketing programs, online analytics and reporting including oversight and mentoring of eCommerce marketing staff, vendor selection and adoption and new and emerging technologies. While in this role, Mr. Johnston doubled traffic to all Hyatt branded sites, increased online revenue by 34% and launched a centrally managed global paid search campaign targeting 37 international markets in 8 languages. Importantly, Mr. Johnston also decreased media and campaign management fees by 25% while growing revenue substantially. He was responsible for the growth and overall administration of all third party (affiliate) distribution programs while also managing the development of the Omniture Search Center keyword bid management system. Mr. Johnston’s previous experience also includes acting as Principal at BDIRECT Online Communications, Director of Database &Loyalty Marketing for Choice Hotels Canada, and Vice President of Antarctica Digital Marketing, where he led the Operations Team functions and worked with all corporate stake holders, employees and clients to ensure project profitability.

Mr. Johnston is currently a partner in and Head of Operations for Revenue Automation Incorporated, located in Vancouver, British Columbia. Revenue Automation implements, provides strategy, creative development and custom programming for Marketing Automation and CRM applications. In this role, Mr. Johnston manages and mentors a team of developers, project managers and designers while also negotiating licensing and re-seller agreements with key industry partners. Within this position, Mr. Johnston has helped build a lean and scalable team and process with the result a best in class CRM and Marketing Automation Solution.

Mr. Johnston’s expertise, experience and track record in technology will be of significant value to Patriot as the company seeks to identify, evaluate and acquire promising business opportunities. Mr. Johnston’s management expertise will also be of importance, pending any potential acquisitions, in targeting to protect and grow stakeholder value through prudent, careful and thoughtful management.

On behalf of the Board

“Fred Tejada”

Fred Tejada, Director

Patriot Minefinders Inc
700 - 510 West Hastings Street
Vancouver, B.C., Canada V6B1L8
Tel. 604-687-7130 Fax. 604-608-9110
Email: info@patriotminefinders.com

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. As well, Patriot gives no assurances that the assumptions upon which such forward looking statements are based will prove to be correct. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual reports, our quarterly reports, and other reports filed from time-to-time with the Securities and Exchange Commission.